Kingstone 2026 Bonus Structure 1 Note: Certain information in this exhibit has been redacted as indicated with ***) pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential.

2026 Bonus Matrix 2 • 2026 plan is based on profitability and premium growth • Each employee gets their salary (prorated if they were not employed on 1/1) X their bonus target X the bonus factor • The SLT and selected key employees also get a restricted stock award, which could be replaced with cash at company discretion • If plan is achieved, the pool is estimated to be $XK***.. If maximum pool is achieved, the total cost is estimated to be $XM.***

2026 Bonus Matrix 3 Bonus Formula=Salary X Target X Bonus Matrix Factor Growth (DWP)*** More Profit Plan Less Profit Even Less No Profit More Growth 1.50 1.15 1.00 0.85 0.00 Plan 1.30 1.00 0.85 0.70 0.00 Less Growth 1.00 0.85 0.70 0.55 0.00 Net Combined Ratio***

2026 Restricted Stock >=1.15 1.0-1.15 <1.0 1.00 0.50 0.00 Formula: Restricted Stock = (SLT Employee Bonus $ X RS Factor)/Closing Stock Price Vesting: Over 3 years, 1/3 upon grant, 1/3 in 2028 and 1/3 in 2029 SLT & Selected Employees* Only *For Selected Employees, use 3/4 the factor above At Company discretion, cash can replace the stock grant